EXHIBIT 10.52

MODIFICATION AGREEMENT

This Modification Agreement (the “Agreement”) is made as of November 28, 2007 among SulphCo, Inc. (“Maker”) and Ellis Capital LLC, Mayflower Oak LLC, Iroquois Master Fund Ltd., Scot Cohen, Scott Jason Cohen Foundations, Inc., Merav Abbe Irrevocable Trust, Edward G. Rosenblum, Devidas Budrani, Joshua Silverman and Phil Mirabelli (each a “Holder” and collectively “Holders”).

WHEREAS, the Maker, Rudolph Gunnerman and Holders entered into that certain Assignment (“Assignment”) of Promissory Notes (“Notes”) and Allonge to Promissory Notes (“Allonge”), each dated April 27, 2007; and

WHEREAS, it is in the interest of the parties to amend the terms of the Notes and Allonge.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and intending to be legally bound hereby, it is agreed as follows:

1. Paragraph I of the Allonge shall be amended as follows:

“I. Maturity Date and Additional Interest Payment Date. The Maturity Date shall mean December 31, 2011, and interest shall be payable on December 31st of each year during the term of the Note.”

2. The following provisions shall be added to paragraph I of the Allonge:

(a) Holder shall have the right to accelerate the Maturity Date of the Note upon ten (10) business days prior written notice to any date after July 31, 2009.

(b) Maker shall have the option of prepaying the outstanding principal amount of the Note. Maker’s election to exercise its right to prepay must be by notice in writing which payment date shall be at least ten (10) business days after the date of the notice and during which time the Holder shall have the right to convert any portion or all of its Note.

3. The following provision shall be added as paragraph 4.8 to the Allonge:

“Notices. All notices and other communications given or made pursuant to this Allonge shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) business days after having been sent by first class mail, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.”

4. All other terms and conditions of the Assignment, Notes and Allonge shall remain in full force and effect.

5. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

6. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

SULPHCO., INC.

By:	___________________________________

“HOLDERS”

______________________________________	___________________________________
ELLIS CAPITAL LLC	MAYFLOWER OAK LLC

______________________________________	___________________________________
IROQUOIS MASTER FUND LTD.	SCOT COHEN

______________________________________	___________________________________
SCOTT JASON COHEN FOUNDATION INC.	MERAV ABBE IRREVOCABLE TRUST

______________________________________	___________________________________
EDWARD G. ROSENBLUM	DEVIDAS BUDRANI

______________________________________	___________________________________
JOSHUA SILVERMAN	PHIL MIRABELLI